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                                                                    Exhibit 23.1





We have issued our report dated February 8, 1996, (except for Note 15, as to which the date is March 29, 1996) accompanying the financial statements of Life Savings Bank, Federal Savings Bank contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

/s/ Grant Thornton LLP

Grant Thornton

Irvine, California
January 24, 1997